Exhibit 99.1

Flux Power’s FY 2020 Revenue Increased By 81% to $16.8M

Nasdaq Uplisting and Raise of $12.4M

Vista, CA — September 28, 2020 — Flux Power Holdings, Inc. (Nasdaq: FLUX), a developer of advanced lithium-ion industrial batteries for commercial and industrial equipment, today reported financial results for its fourth quarter (Q4’20) and fiscal year (FY‘20) ended June 30, 2020.

Financial Highlights:

●	Q4’20 revenue grew 107% to $6.3M compared to Q4’19 revenue of $3.0M
●	FY’20 revenue increased 81% to $16.8M vs FY’19 revenue of $9.3M
●	Q4’20 gross margin increased to 17.0% compared to 7.3% in Q4’19
●	FY’20 gross margin improved to 13.0% vs FY’19 gross margin of 5.9%

Strategic Highlights:

●	Uplisted on the Nasdaq Capital Market under the symbol “FLUX.” Prior to the listing on the Nasdaq Capital Market, Flux Power’s common stock was quoted on the OTCQB.
●	Raised $12.4M in equity capital at $4 per share, increasing its shareholder base, including institutional investors.
●	Converted $8.3M of debt to equity to strengthen the balance sheet and capital structure.
●	Signed partnership agreement with CLARK Material Handling Company to supply lithium-ion batteries.
●	Expanded into additional warehouse space to accommodate growth and allocate more space for inventory and production lines.
●	Launched two new products: The S24 is a slimmed-down 24-volt battery pack for use in walkies and the L48 is a 48-volt battery pack for use in Class I & II equipment, particularly 3-wheeled forklifts.
●	Won major order from a global airline for several hundred GSE Packs through their GSE distribution partner Averest.
●	Signed master purchase agreement with a Fortune 500 heavy equipment manufacturer.

“To support our projected rapid growth, we are very pleased to have uplisted to the Nasdaq Capital Market which we believe will increase investor awareness to our business and provide better access to growth capital,” Flux Power CEO Ron Dutt commented. “We expect this growth pace to continue in fiscal year 2021 and beyond as we are expanding penetration of our current large customer’s fleets and adding new customers by leveraging current successes.”

Q4’20 Financial Results

Revenue: Q4’20 revenue increased 107% to $6.3M compared to $3.0M in Q4’19, driven by sales of larger LiFT Packs.

Gross Profit: Q4’20 gross profit improved to $1.1M compared to a gross profit of $220,000 in Q4’19 principally reflecting higher sales volumes and benefits from Flux Power’s revenue growth and gross margin improvement program.

Selling & Administrative: Expenses increased to $2.7M in Q4’20 from $2.2M in Q4’19, principally reflecting increased staffing to support expanded operations and growth.

Research & Development: Expenses decreased slightly to $1.1M in Q4’20, compared to $1.2M in Q4’19 reflecting our continued product range evolution and optimization.

Net Loss: Q4’20 net loss decreased to $3.2M from a loss of $3.3M in Q4’19, principally reflecting higher operating costs and interest expense.

FY’20 Financial Results

Revenue: FY’20 revenues rose 81% to $16.8M compared to $9.3M in FY’19, reflecting the rollout of LiFT Packs for larger forklifts and electric trucks, rapid sales of battery packs for walkie pallet jacks, a four-fold increase in sales of GSE Packs to $1.5 million, and rising interest overall in lithium-ion storage solutions. During FY’20, Flux Power expanded its offerings for the Class 1, 2 and 3 forklift markets and continued to increase its new customer development.

Gross Profit: FY’20 gross profit improved to $2.2M compared to a loss of $549,000 in FY’19, based on higher sales and improved gross margins reflecting the benefit of sourcing initiatives, lower prices from higher volume purchasing, and specific design cost reductions.

Selling & Administrative: Expenses increased to $9.8M in FY’20 from $7.7M in FY’19, principally due to additional cash and stock-based compensation expense related to new hires across the business to facilitate production and market growth, and legal fees supporting debt and equity issuances.

Research & Development: Expenses increased to $5.0M in FY’20 from $4.1M in FY’19, reflecting development costs supporting the full product line as well as third party certification efforts such UL Listing and UN38.3 (transportation) requirements.

Net Loss: Net loss increased to $14.3M (a loss of $2.80 per share) in FY’20 from a net loss of $12.4M (a loss of $2.84 per share) in FY’19 mainly due to higher operating expenses and increased interest expense. Per share results are based on 5.1M and 4.4M weighted average basic shares outstanding at the end of FY’20 and FY’19, respectively.

Capital Structure

Flux Power completed equity private placements during Q4’20 totaling $1.3M, with an additional placement of $3.2M on July 24, 2020. Additionally, a total debt conversion to equity of $8.3M was achieved, with $7.9M on June 30, 2020 and $400,000 on July 22, 2020.

On August 18, 2020, Flux Power closed an underwritten public offering of its common stock priced at a public offering price of $4.00 per share for gross proceeds of approximately $12.4 million, which included the full exercise of the underwriter’s over-allotment option to purchase additional shares, prior to deducting underwriting discounts and commissions and offering expenses payable by Flux Power. A total of 3,099,250 shares of common stock were issued in the offering, including the full exercise of the over-allotment option.

Fiscal Year 2021 Outlook

Flux Power anticipates revenue growth to continue its FY’20 momentum in FY’21 reflecting: (i) a growing preference for high performing, cost-efficient, and reliable lithium-ion battery solutions over legacy lead acid based solutions; (ii) the strength of its current order backlog and potential purchasing plans of existing customers; and (iii) the impact of a full product line of lithium-ion battery packs.

The first quarter (Q1’21) of the fiscal year is a seasonally slower revenue quarter, reflecting customers not purchasing or installing new equipment over the historically slower summer months of July and August. However, Flux Power anticipates significant year over year growth for the quarter, but a lower growth quarter compared with the prior two quarters. Based on an expanded line-up of product offerings, current pipeline of large customer procurement discussions, and projected new customer acquisitions, the current growth trajectory is anticipated to continue, with potential upside attributable to accelerating demand for lithium-ion solutions. Flux Power also expects to further enhance gross margins across its product lines as Flux Power implements a series of clearly defined initiatives to advance technology, design, production and purchasing efficiencies, as well as benefiting from growing economies of scale.

CEO Ron Dutt added, “While the timing of sales continues to be difficult to predict each quarter, we are ever confident in the outlook for fiscal 2021 based on customer dialogues across all product lines.”

About Flux Power Holdings, Inc. (www.fluxpower.com)

Flux Power designs, develops, manufactures, and sells advanced rechargeable lithium-ion energy storage solutions for lift trucks and other industrial equipment including airport ground support equipment (GSE), energy storage for solar applications, and industrial robotic applications. Flux Power’s LiFT Packs, including the proprietary battery management system (BMS), provide customers with a better performing, more environmentally friendly, and lower total cost alternative, in many instances, to traditional lead acid and propane-based solutions.

Cautionary Statement Regarding Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified by the use of “believes,” “expects” or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include the development and success of new products, projected sales, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Media & Investor Relations:

Justin Forbes

877-505-3589

info@fluxpower.com

FLUX POWER HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2020	June 30, 2019

ASSETS

Current assets:
Cash	$726,000	$102,000
Accounts receivable	3,069,000	2,416,000
Inventories	5,256,000	3,813,000
Other current assets	787,000	371,000
Total current assets	9,838,000	6,702,000

Right of use asset	3,435,000	-
Other assets	174,000	158,000
Property, plant and equipment, net	528,000	346,000

Total assets	$13,975,000	$7,206,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$4,648,000	$2,483,000
Accrued expenses	1,400,000	858,000
Deferred revenue	4,000	-
Customer deposits	1,563,000	-
Due to factor	469,000	-
Short-term loans – related party	2,057,000	-
Line of credit - related party	5,290,000	6,405,000
Financing lease payable, current portion	28,000	29,000
Office lease payable, current portion	288,000	-
Accrued interest	50,000	571,000
Total current liabilities	15,797,000	10,346,000

Long term liabilities:
Financing lease payable, less current portion	-	29,000
Paycheck Protection Program loan payable	1,297,000	-
Office lease payable, less current portion	3,301,000	-

Total liabilities	20,395,000	10,375,000

Stockholders’ deficit:

Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 7,420,487 and 5,101,580 shares issued and outstanding at June 30, 2020 and June 30, 2019, respectively	7,000	5,000
Additional paid-in capital	46,985,000	35,902,000
Accumulated deficit	(53,412,000)	(39,076,000)
Total stockholders’ deficit	(6,420,000)	(3,169,000)

Total liabilities and stockholders’ deficit	$13,975,000	$7,206,000

FLUX POWER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Years ended June 30,
	2020	2019	2020	2019
Net revenue	$6,257,000	$3,020,000	$16,842,000	$9,317,000
Cost of sales	5,195,000	2,800,000	14,656,000	8,768,000

Gross profit	1,062,000	220,000	2,186,000	549,000

Operating expenses:
Selling and administrative expenses	2,653,000	2,194,000	9,761,000	7,712,000
Research and development	1,085,000	1,196,000	4,973,000	4,088,000
Total operating expenses	3,738,000	3,390,000	14,734,000	11,800,000

Operating loss	(2,676,000)	(3,170,000)	(12,548,000)	(11,251,000)

Other income	-	84,000	-	84,000
Interest expense	(574,000)	(189,000)	(1,788,000)	(1,247,000)

Net loss	$(3,250,000)	$(3,275,000)	$(14,336,000)	$(12,414,000)

Net loss per share - basic and diluted	$(0.63)	$(0.64)	$(2.80)	$(2.84)

Weighted average number of common shares outstanding - basic and diluted	5,157,184	5,101,580	5,118,713	4,364,271

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